UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 9, 2015

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.01.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2013, GigOptix, Inc. (the “Company”) and its wholly owned subsidiaries, ChipX, Incorporated and Endwave Corporation (together with the Company, the “Borrowers”) previously on March 25, 2013 entered into a Second Amended and Restated Loan and Security Agreement (the “Second Restated Loan Agreement”) (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Second Restated Loan Agreement). Pursuant to the Second Restated Loan Agreement, the total aggregate amount that the Borrowers were entitled to borrow from SVB increased to $7 million, which was split into two different credit facilities, comprised of (i) the previously existing Revolving Loan facility which was amended to provide that the Borrowers were entitled to borrow from SVB up to $3.5 million, based on net eligible accounts receivable after an 80% advance rate and subject to limits based on the Borrowers eligible accounts as determined by SVB (the “Amended Revolving Loan”) and (ii) a new facility under which the Borrowers were entitled to borrow from SVB up to $3.5 million without reference to accounts receivable under which the principal balance and accrued interest must be repaid within 3 business days after the date of any advance under the facility (the “Non-Formula Line of Credit”). The terms of the Second Restated Loan Agreement were set to expire on March 9, 2015.

On March 9, 2015 SVB and the Borrowers entered into a First Amendment to the Second Restated Loan Agreement (the “First Amendment”) in order to extend the expiration date of the Second Restated Loan Agreement by sixty (60) days to May 8, 2015. The Borrowers intend to use this period of time to negotiate the terms of a new loan and security agreement with SVB. Currently, no credit remains outstanding on the Second Restated Loan Agreement. Other than as set forth herein with regard to the First Amendment, the terms of the Second Restated Loan Agreement remain unchanged and in full force and effect. A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Date: March 10, 2015

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 9, 2015.